Exhibit 99.1

Intellicheck Announces Record Third Quarter Fiscal 2021 Financial Results

Revenue Climbed 79% to $4.8 Million

SaaS Revenue Grew 32% Reaching $3.2 Million

MELVILLE, NY – November 10, 2021 — Intellicheck, Inc. (Nasdaq: IDN), an industry leader in identity verification and authentication solutions, today announced its financial results for the third quarter ended September 30, 2021. Revenue rose 79% to a record $4,831,000 versus $2,699,000 in the prior year comparable period. SaaS revenue for the third quarter ended September 30, 2021 increased 32% to $3,245,000 versus $2,451,000 in the prior year comparable period.

CEO Bryan Lewis pointed to a number of key developments including the expansion of Company capabilities beyond North America, the addition of a new product platform, and the addition of new channel partnerships. “Much of what we have been investing in and working on this year is focused on transforming the company to be a Digital Identity company, rather than purely an ID Validation company. We have expanded our client base far beyond just credit cards into banking, call centers, gambling, cannabis, stadiums as well as the digital world, which continues to become an increasing portion of our business. We believe this transformation will allow us to move into many more markets and become a powerhouse within Identity Validation and Digital Identity.”

Gross profit as a percentage of revenues was 68.7% for the three months ended September 30, 2021, versus 89.1% in the prior year comparable period. SaaS revenues represented 67.2% of total sales during the third quarter of 2021, compared to 90.8% of total sales in the prior year comparable period. The decline in gross margin reflects a sales mix that included approximately $1.5 million of hardware sales that carry lower gross margins than SaaS revenues. Excluding hardware sales and related costs in both periods, gross profit as a percentage of sales was 93.0% for the three months ended September 30, 2021, versus 92.6% in the prior year comparable period.

Net loss for the three months ended September 30, 2021 was ($952,000) or ($0.05) per diluted share versus net income of $32,000 or $0.00 per diluted share for the comparable prior year period. Non-cash expenses during the quarter included stock-based compensation costs that totaled $639,000.

Adjusted EBITDA (earnings before interest and other income (expense), income taxes, depreciation, amortization, stock-based compensation expense and certain non-recurring charges) was a loss of ($271,000) for the third quarter of 2021 as compared to a gain of $169,000 in the prior year comparable period. A reconciliation of adjusted EBITDA to net loss is provided elsewhere in this release.

Cash at September 30, 2021 totaled $13.3 million, and stockholders’ equity totaled $21.8 million at the end of the period.

The financial results reported today do not take into account any adjustments that may be required in connection with the completion of the Company’s review process and should be considered preliminary until the Company files its Form 10-Q for the fiscal period ended September 30, 2021.

Conference Call Information

The Company will hold an earnings conference call on November 10 at 4:30 p.m. ET/1:30 p.m. PT to discuss operating results. To listen to the earnings conference call, please dial 888-428-7458. For callers outside the U.S., please dial 862-298-0702.

A replay of the conference call will be available shortly after completion of the live event. To listen to the replay, please dial 877-660-6853 and use conference identification number 13724569. For callers outside the U.S., please dial 201-612-7415 and use conference identification number 13724569. The replay will be available beginning approximately two hours after the completion of the live event and will remain available until November 17, 2021.

INTELLICHECK, INC.

BALANCE SHEETS

	September 30,	December 31,
	2021	2020
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$13,266,031	$13,121,392
Accounts receivable, net of allowance of $0 and $42,974 at September 30, 2021 and December 31, 2020, respectively	2,777,222	2,119,861
Other current assets	869,583	340,718
Total current assets	16,912,836	15,581,971

PROPERTY AND EQUIPMENT, net	430,341	138,870
GOODWILL	8,101,661	8,101,661
INTANGIBLE ASSETS, net	403,856	482,591
OPERATING LEASE RIGHT-OF-USE ASSET	-	31,131
OTHER ASSETS	8,500	4,250
Total assets	$25,857,194	$24,340,474

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$231,780	$46,171
Accrued expenses	2,445,534	1,638,798
Operating lease liability, current portion	-	32,620
Deferred revenue, current portion	1,372,311	402,782
Total current liabilities	4,049,625	2,120,371

OTHER LIABILITIES:
Deferred revenue, long-term portion	9,737	8,662
Total liabilities	4,059,362	2,129,033

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock - $.001 par value; 40,000,000 shares authorized; 18,735,915 and 18,410,458 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	18,736	18,410
Additional paid-in capital	140,905,895	138,569,746
Accumulated deficit	(119,126,799)	(116,376,715)
Total stockholders’ equity	21,797,832	22,211,441

Total liabilities and stockholders’ equity	$25,857,194	$24,340,474

INTELLICHECK, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020

REVENUES	$4,831,229	$2,698,975	$12,490,911	$7,656,442
COST OF REVENUES	(1,510,590)	(293,699)	(3,199,834)	(1,196,528)
Gross profit	3,320,639	2,405,276	9,291,077	6,459,914

OPERATING EXPENSES
Selling, general and administrative	2,856,794	1,472,094	7,951,970	4,341,985
Research and development	1,415,666	907,763	4,104,531	2,837,374
Total operating expenses	4,272,460	2,379,857	12,056,501	7,179,359

(Loss) Income from operations	(951,821)	25,419	(2,765,424)	(719,445)

OTHER INCOME (EXPENSE)
Gain on forgiveness of unsecured promissory note	-	-	10,000	-
Interest and other income (expense), net	(412)	6,993	5,340	18,186
Total other income (expense)	(412)	6,993	15,340	18,186

Net (loss) income	$(952,233)	$32,412	$(2,750,084)	$(701,259)

PER SHARE INFORMATION
(Loss) Income per common share -
Basic	$(0.05)	$0.00	$(0.15)	$(0.04)
Diluted	$(0.05)	$0.00	$(0.15)	$(0.04)

Weighted average common shares used
in computing per share amounts
Basic	18,735,097	18,336,107	18,653,823	16,960,770
Diluted	18,735,097	18,764,994	18,653,823	16,960,770

INTELLICHECK, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

	Three months ended September 30, 2021
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

BALANCE, June 30, 2021	18,727,552	$18,728	$140,267,314	$(118,174,566)	$22,111,476

Stock-based compensation expense	-	-	638,589	-	638,589
Issuance of shares for restricted stock grants	8,363	8	(8)	-	-
Net loss	-	-	-	(952,233)	(952,233)
BALANCE, September 30, 2021	18,735,915	$18,736	$140,905,895	$(119,126,799)	$21,797,832

	Three months ended September 30, 2020
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

BALANCE, June 30, 2020	18,028,282	$18,028	$139,715,197	$(117,668,783)	$22,064,442

Stock-based compensation expense	-	-	97,157	-	97,157
Exercise of stock options, net of cashless exercise of 82,161 shares	527,214	527	28,823	-	29,350
Exercise of warrants	750	1	1,649	-	1,650
Issuance of shares for restricted stock grants	7,284	7	(7)	-	-
Settlement of executive bonuses with issuance of restricted stock units	5,531	6	31,245	-	31,251
Shares forfeited in exchange for withholding taxes	(178,832)	(179)	(1,462,415)	-	(1,462,594)
Net income	-	-	-	32,412	32,412
BALANCE, September 30, 2020	18,390,229	$18,390	$138,411,649	$(117,636,371)	$20,793,668

INTELLICHECK, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

	Nine months ended September 30, 2021
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

BALANCE, January 1, 2021	18,410,458	$18,410	$138,569,746	$(116,376,715)	$22,211,441

Stock-based compensation expense	-	-	2,270,205	-	2,270,205
Exercise of stock options, net of cashless exercise of 58,122 shares	299,179	299	46,171	-	46,470
Exercise of warrants	9,000	9	19,791	-	19,800
Issuance of shares for restricted stock grants	17,278	18	(18)	-	-
Net loss	-	-	-	(2,750,084)	(2,750,084)
BALANCE, September 30, 2021	18,735,915	$18,736	$140,905,895	$(119,126,799)	$21,797,832

	Nine months ended September 30, 2020
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

BALANCE, January 1, 2020	16,041,650	$16,042	$128,668,583	$(116,935,112)	$11,749,513

Stock-based compensation expense	-	-	286,909	-	286,909
Issuance of common stock, net of costs	1,769,230	1,769	10,567,698	-	10,569,467
Exercise of stock options, net of cashless exercise of 93,570 shares	674,171	674	167,934	-	168,608
Exercise of warrants	50,750	51	111,599	-	111,650
Issuance of shares for restricted stock grants	20,279	20	(20)	-	-
Settlement of executive bonuses with issuance of restricted stock units	14,993	15	84,696	-	84,711
Shares forfeited in exchange for withholding taxes	(180,844)	(181)	(1,475,750)	-	(1,475,931)
Net loss	-	-	-	(701,259)	(701,259)
BALANCE, September 30, 2020	18,390,229	$18,390	$138,411,649	$(117,636,371)	$20,793,668

INTELLICHECK, INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended September 30,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,750,084)	$(701,259)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	126,226	127,143
Stock-based compensation expense	2,270,205	286,909
Forgiveness of unsecured promissory note	(10,000)	-
Changes in assets and liabilities:
(Increase) in accounts receivable	(657,361)	(64,228)
(Increase) in other current assets	(528,865)	(192,103)
(Increase) in other assets	(4,250)	-
Increase in accounts payable and accrued expenses	990,856	361,395
Increase (decrease) in deferred revenue	970,604	(128,779)
Net cash provided by (used in) operating activities	407,331	(310,922)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of software license	-	(400,000)
Capital expenditures	(338,962)	(36,520)
Collection of note receivable	-	29,017
Net cash used in investing activities	(338,962)	(407,503)

CASH FLOWS FROM FINANCING ACTIVITIES:
Return of repayment on unsecured promissory note	10,000	-
Net proceeds from issuance of common stock	-	10,569,467
Loan proceeds on unsecured promissory note	-	806,100
Net proceeds from issuance of common stock from exercise of stock options	46,470	168,608
Proceeds from issuance of common stock from exercise of warrants	19,800	111,650
Withholding taxes paid on exercise of stock options and vesting of restricted stock units	-	(1,475,931)
Net cash provided by financing activities	76,270	10,179,894

Net increase in cash	144,639	9,461,469

CASH, beginning of period	13,121,392	3,350,853

CASH, end of period	$13,266,031	$12,812,322

Supplemental disclosure of noncash investing and financing activities:
Settlement of executive bonuses with restricted stock units	$-	$84,710

Adjusted EBITDA

We use Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adjusting net (loss) income for certain reductions such gains on debt forgiveness and interest and other income (expense) and certain addbacks such as income taxes, impairments of long-lived assets and goodwill, depreciation, amortization, and stock-based compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing our financial results with other companies that also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as impairments of long-lived assets and goodwill, amortization, depreciation, and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate our operations and can compare the results on a more consistent basis to the results of other companies. In addition, Adjusted EBITDA is one of the primary measures management uses to monitor and evaluate financial and operating results.

We consider Adjusted EBITDA to be an important indicator of our operational strength and performance of our business and a useful measure of our historical operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes gains on debt forgiveness, interest and other income (expense), impairments of long-lived assets and goodwill, stock-based compensation expense, all of which impact our profitability, as well as depreciation and amortization related to the use of long-term assets which benefit multiple periods. We believe that these limitations are compensated by providing Adjusted EBITDA only with GAAP net (loss) income and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net (loss) income presented in accordance with GAAP. Adjusted EBITDA as defined by us may not be comparable with similarly named measures provided by other entities.

A reconciliation of GAAP net (loss) income to Non-GAAP Adjusted EBITDA follows:

	(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net (loss) income	$(952,233)	$32,412	$(2,750,084)	$(701,259)
Reconciling items:
Gain on forgiveness of unsecured promissory note	-	-	(10,000)	-
Interest and other income (expense), net	412	(6,993)	(5,340)	(18,186)
Depreciation and amortization	42,237	46,387	126,226	127,143
Stock-based compensation expense	638,589	97,157	2,270,205	286,909
Adjusted EBITDA	$(270,995)	$168,963	$(368,993)	$(305,393)

Contact

Investor Relations: Gar Jackson (949) 873-2789

Media and Public Relations: Sharon Schultz (302) 539-3747

About Intellicheck Nasdaq: IDN

Intellicheck (Nasdaq: IDN) is a trusted industry leader in technology solutions that stop identity theft and fraud with real-time identification authentication and age verification. We make it possible for our clients to increase revenues, improve customer service, and increase operational efficiencies. The company is focused on partnering with banks, credit card issuers and retailers to prevent fraud. Intellicheck also serves law enforcement agencies, national defense clients and diverse state and federal government agencies. For more information on Intellicheck, visit us on the web and follow us on follow us on LinkedIn, Twitter, Facebook, and YouTube.

Safe Harbor Statement

Statements in this news release about Intellicheck’s future expectations, including: the advantages of our products, future demand for Intellicheck’s existing and future products, whether revenue and other financial metrics will improve in future periods, whether Intellicheck will be able to execute its turn-around plan or whether successful execution of the plan will result in increased revenues, whether sales of our products will continue at historic levels or increase, whether brand value and market awareness will grow, whether the Company can leverage existing partnerships or enter into new ones, whether there will be any impact on sales and revenues due to an epidemic, pandemic or other public health issue and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this release and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “sense”, “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would” are forward-looking statements within the meaning of the PSLRA. This statement is included for the express purpose of availing Intellicheck, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as: market acceptance of our products and the presently anticipated growth in the commercial adoption of our products and services; our ability to successfully transition pilot programs into formal commercial scale programs; continued adoption of our SaaS product offerings; changing levels of demand for our current and future products; our ability to reduce or maintain expenses while increasing sales; our ability to successfully expand the sales of our products and services into new areas including health care and auto dealerships; customer results achieved using our products in both the short and long term; success of future research and development activities; uncertainties around the duration and severity of the COVID-19 outbreak and its ultimate impact on our business and results of operations; our ability to successfully market and sell our products, any delays or difficulties in our supply chain coupled with the typically long sales and implementation cycle for our products; our ability to enforce our intellectual property rights; changes in laws and regulations applicable to the our products; our continued ability to access government-provided data; the risks inherent in doing business with the government including audits and contract cancellations; liability resulting from any security breaches or product failure, together with other risks detailed from time to time in our reports filed with the SEC. We do not assume any obligation to update the forward-looking information.